UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/04/2009

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Berwyn Park
899 Cassatt Road, Suite 115
Berwyn, PA 19312
(Address of principal executive offices, including zip code)

610-989-4208
(Registrant’s telephone number, including area code)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 300, Wayne, Pennsylvania 19807
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 4, 2009, the Board of Directors of the Company appointed Shahab Fatheazam, an existing independent director, to the Audit Committee of the Company's Board of Directors effective immediately.

On September 25, 2008, the Company received notice from the staff of the Nasdaq Stock Market ("Nasdaq") indicating that, due to the September 5, 2008 resignation of Christopher Meshginpoosh and Scott Jenkins as members of the Company's Board of Directors and the Audit Committee of the Board of Directors, the Company no longer complied with Nasdaq's independent audit committee requirements. With the appointment of Shahab Fatheazam, the Company anticipates it will receive notice from Nasdaq that it is now in compliance Nasdaq's independent audit committee requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: September 11, 2009	By:	/s/ Philip L.Calamia
Philip L.Calamia
Chief Financial Officer